                                                                   EXHIBIT 99.1

          [NEWS RELEASE LETTERHEAD OF WEEKS CORPORATION APPEARS HERE]

CONTACT: A. Ray Weeks, Jr., Chairman and Chief Executive Officer, 770-717-3202
         David P. Stockert, Senior Vice President and Chief Financial Officer,
           770-717-3204
         Cynthia F. Wright, Vice President, Investor Relations, 770-717-3260

WEEKS CORPORATION (WKS) ANNOUNCES 14.3% INCREASE IN PER SHARE FIRST QUARTER FUNDS FROM OPERATIONS

Atlanta, Georgia (May 1, 1997)--Weeks Corporation (NYSE:WKS) today announced that for the first quarter ended March 31, 1997, the Company's funds from operations (FFO) were $7,876,000 compared to $5,508,000 for the first quarter of 1996. The Company had 14,073,000 weighted average common shares outstanding in the first quarter of 1997, compared to 11,156,000 in the first quarter of 1996. The Company's payout ratio of FFO was 76.8% for the first quarter of 1997, compared to 81.0% for the first quarter of 1996.

Compared to the first quarter of 1996, the Company's revenues increased 64.1% to $19,899,000 and net income increased 23.4% to $3,826,000. On a per share basis, net income for the first quarter was $0.27 per share compared to $0.28 per share for the first quarter of 1996.

The Company currently has 27 buildings and one building expansion under development or in lease up, totaling approximately 3.0 million square feet, with an estimated development cost of approximately $165 million and an estimated average unleveraged return of approximately 11.2%. These projects are currently, on average, 43% leased or pre-leased. The Company also has agreements to acquire 34 buildings totaling approximately 2.0 million square feet for a total estimated purchase price of approximately $117 million and an estimated average unleveraged return of approximately 10.4%.

FIRST QUARTER HIGHLIGHTS

  . As of March 31, 1997, the Company's in-service properties were, on average, 96.3% leased, slightly higher than the year end 1996 occupancy of 96.2%. During the first quarter, the Company entered into leases totaling more than 950,000 square feet. The Company renewed approximately 78% of leases expiring during the quarter, compared with a renewal rate of 67% for 1996. In addition to a high level of tenant renewals, 11 expansions totaling approximately 212,000 square feet were completed for existing tenants (in comparison, 40 expansions totaling approximately 490,000 square feet were completed for existing tenants in 1996). Cash basis rents per square foot for second-generation leases entered into during the first quarter increased by an average of 8.7%, compared to the last rent paid on the same space (in comparison, cash basis rents increased 4.2% in 1996).

Weeks Corporation                                                    Page 1 of 6

  . The Company's equity in earnings of unconsolidated subsidiaries increased to $648,000 during the quarter, reflecting the strong performance of the Company's third-party fee construction and landscape businesses, as well as gains on sales of land parcels to third parties.

  . During the first quarter, the Company stabilized (placed in service) approximately $22.3 million of industrial development projects totaling approximately 795,000 square feet with an estimated average unleveraged return of approximately 10.8%. These projects are currently, on average, 100% leased.

  . During the quarter, the Company closed the acquisition of 5 industrial buildings totaling approximately 448,000 square feet, with a total purchase price including closing costs of approximately $17.7 million and an estimated average unleveraged return of approximately 10.0%.

  . The Company's debt-to-total market capitalization ratio as of March 31, 1997, was 33%, including debt of the Company's unconsolidated subsidiaries.

OVERVIEW OF ATLANTA INDUSTRIAL AND OFFICE MARKETS

Real estate demand in Atlanta continued to be strong in the first quarter of 1997, with industrial net absorption of 3.2 million square feet. Industrial occupancy decreased slightly to 93.5% at the end of the first quarter from 93.7% at year end 1996. According to Jamison Research the level of new industrial starts in Atlanta in the first quarter of 1997 were 1.5 million square feet, down from 2.5 million square feet in the fourth quarter of 1996, and the lowest level since the third quarter of 1994.

Atlanta's office market recorded net absorption of approximately 1.0 million square feet during the first quarter. Occupancy declined slightly to 90.5% at the end of the first quarter from 90.7% at year end 1996.

Weeks had approximately 10.4 million square feet of in-service properties located in Atlanta at the end of the first quarter, representing 73% of its total in-service portfolio, and comprised of 94% industrial properties and 6% suburban office properties. The Company's Atlanta portfolio, and its ongoing development activities, are concentrated in submarkets that are among the metropolitan area's strongest. The major submarkets where Weeks focuses its activities account for less than 50% of Atlanta's almost 400 million square feet of industrial and office space at December 31, 1996 but captured more than 80% of the net absorption in the first quarter.

FORWARD-LOOKING INFORMATION

This news release contains forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for industrial and suburban office properties in Atlanta, Georgia; Nashville, Tennessee; the Research Triangle area of North Carolina; Orlando, Florida; Spartanburg, South Carolina and the Southeast; interest rate levels; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that development or lease-up may not be completed on schedule, that tenants will not take occupancy or pay rent, that development or operating costs may be greater than anticipated, and that acquisitions may fail to close. For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company's filings with the Securities and Exchange Commission.

Weeks Corporation                                                    Page 2 of 6

OVERVIEW OF WEEKS CORPORATION

Weeks Corporation is a self-administered real estate investment trust that owns, develops and acquires industrial and suburban office buildings and business parks in metropolitan Atlanta, Georgia; Nashville, Tennessee; the Research Triangle area of North Carolina; Orlando, Florida; and Spartanburg, South Carolina. The Company's portfolio currently consists of 258 industrial and suburban office properties totaling approximately 19.1 million square feet, including properties under development and/or under agreement to acquire. Weeks Corporation provides leasing, management, development, construction, landscape and other tenant-related services for its own properties and for properties owned by others.

To see recent news releases, EDGAR filings, and stock quotes, find Weeks Corporation on the internet at http://www.businesswire.com/cnn/wks.htm.

Send e-mail correspondence to investorelations@weekscorp.com.


WEEKS CORPORATION FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------
                                                      Three Months       Three Months
                                                         Ended             Ended
(Unaudited; in thousands, except per share amounts)  March 31, 1997     March 31, 1996
------------------------------------------------------------------------------------------
Operating data:
  Revenue                                               $ 19,899            $ 12,129
  Net income                                               3,826               3,101
  Net income per share                                  $   0.27            $   0.28
  Weighted average shares outstanding                     14,073              11,156
  Funds from operations                                 $  7,876            $  5,508
  Dividends per share                                   $   0.43            $   0.40
  Dividend payout ratio of funds from operations            76.8%               81.0%
------------------------------------------------------------------------------------------
                                                     March 31, 1997     December 31, 1996
------------------------------------------------------------------------------------------
Consolidated balance sheet data:
  Real estate assets, net                               $584,246            $551,372
  Total assets                                           630,092             591,849
  Total debt                                             320,883             296,975
  Shareholders' equity                                   216,544             213,711
------------------------------------------------------------------------------------------

A copy of supplemental materials on the Company's first quarter results is available by request to:

Cynthia F. Wright
Vice President/Investor Relations
Weeks Corporation
4497 Park Drive
Norcross, Georgia 30093
770-717-3260


Weeks Corporation                                                    Page 3 of 6
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

WEEKS CORPORATION CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
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                                                       Three Months         Three Months
                                                          Ended                Ended
(Unaudited; in thousands, except per share amounts)   March 31, 1997       March 31, 1996
-----------------------------------------------------------------------------------------
REVENUE
  Rental income                                              $17,400              $10,780
  Tenant reimbursements                                        2,157                1,048
  Direct financing lease                                         188                  192
  Other                                                          154                  109
-----------------------------------------------------------------------------------------
                                                              19,899               12,129
-----------------------------------------------------------------------------------------
EXPENSES
  Property operating and maintenance                           2,223                1,294
  Real estate taxes                                            1,699                1,068
  Depreciation and amortization                                5,344                2,951
  Interest                                                     5,066                2,435
  Amortization of deferred financing costs                       226                  200
  General and administrative                                   1,169                  716
-----------------------------------------------------------------------------------------
                                                              15,727                8,664
-----------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated
 subsidiaires and interest income                              4,172                3,465
  Equity in earnings of unconsolidated subsidiaries              648                  266
  Interest income                                                238                   83
-----------------------------------------------------------------------------------------
Income before minority interests                               5,058                3,814
  Minority interests                                          (1,232)                (713)
-----------------------------------------------------------------------------------------
NET INCOME                                                   $ 3,826              $ 3,101
=========================================================================================
NET INCOME PER SHARE                                           $0.27                $0.28
=========================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING                           14,073               11,156
=========================================================================================
Weighted average shares outstanding --
  Operating Partnership interests
   fully converted                                            18,605               13,723
=========================================================================================


Weeks Corporation                                                    Page 4 of 6
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

WEEKS CORPORATION CONSOLIDATED CONDENSED BALANCE SHEET
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(Unaudited; in thousands, except share amounts)       March 31, 1997   December 31, 1996
----------------------------------------------------------------------------------------
ASSETS
Real estate assets
  Land                                                    $ 82,857         $ 77,233
  Buildings and improvements                               482,744          450,002
  Accumulated depreciation                                 (46,157)         (41,469)
----------------------------------------------------------------------------------------
    Operating real estate assets                           519,444          485,766
----------------------------------------------------------------------------------------
  Developments in progress                                  52,495           56,571
  Land held for future development                          12,307            9,035
----------------------------------------------------------------------------------------
    Net real estate assets                                 584,246          551,372
----------------------------------------------------------------------------------------
Real estate development loans                               11,521            9,455
Cash and cash equivalents                                      299              260
Direct financing lease, net                                  5,107            5,136
Receivables                                                  6,300            5,858
Deferred costs, net                                         11,356           10,286
Investments in and notes receivable
 from unconsolidated subsidiaries                            8,661            7,760
Other assets                                                 2,602            1,722
----------------------------------------------------------------------------------------
    TOTAL ASSETS                                          $630,092         $591,849
========================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable                                    $200,768         $197,575
Bank credit facility borrowings                            120,115           99,400
Accounts payable and accrued expenses                       11,505            9,970
Other liabilities                                            3,486            2,963
----------------------------------------------------------------------------------------
    TOTAL LIABILITIES                                      335,874          309,908
----------------------------------------------------------------------------------------
Minority interests in Operating Partnership/(1)/            77,674           68,230
----------------------------------------------------------------------------------------
Commitments and contingencies
Shareholders' equity
  Common stock, $0.01 par value; 100,000,000 shares
   authorized; 14,097,617 and 14,048,593 shares issued
   and outstanding at March 31, 1997, and December 31,
   1996, respectively                                          141              140
  Preferred stock, $0.01 par value; 20,000,000 shares
   authorized; none issued                                      --               --
  Additional paid-in capital                               269,085          267,634
  Deferred compensation                                     (1,078)              --
  Accumulated deficit                                      (51,604)         (54,063)
----------------------------------------------------------------------------------------
    TOTAL SHAREHOLDERS' EQUITY                             216,544          213,711
----------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $630,092         $591,849
========================================================================================

(1) Consists of 5,057,836 units of limited partnership interest in the Operating Partnership as of March 31, 1997.

Weeks Corporation                                                    Page 5 of 6

WEEKS CORPORATION FUNDS FROM OPERATIONS COMPUTATION

The Company calculates funds from operations under the guidelines issued by the National Association of Real Estate Investment Trusts (NAREIT), which became effective for periods beginning in 1996. The Company's calculation of funds from operations recognizes rental income on the "straight-line" basis consistent with its treatment in the Company's statement of operations under generally accepted accounting principles. The "straight-line" rental adjustment increased rental revenues by $150,000 and $71,000 for the three months ended March 31, 1997 and 1996, respectively.

----------------------------------------------------------------------------------------
                                                          Three Months     Three Months
                                                             Ended            Ended
(Unaudited; in thousands, except per share amounts)      March 31, 1997   March 31, 1996
----------------------------------------------------------------------------------------
Income before minority interests                              $ 5,058          $ 3,814
Depreciation and amortization                                   5,344            2,951
Real estate depreciation at subsidiaries                           10               10
----------------------------------------------------------------------------------------
Funds from operations -- Operating Partnership
 interests fully converted                                    $10,412          $ 6,775

Company ownership percentage of the Operating
 Partnership attributable to shareholders/(1)/                  75.64%           81.30%
----------------------------------------------------------------------------------------
Funds from operations/(2)/                                    $ 7,876          $ 5,508
----------------------------------------------------------------------------------------
Weighted average shares                                        14,073           11,156
Dividends per share                                           $  0.43          $  0.40
Dividend payout ratio of funds from operations                   76.8%            81.0%
========================================================================================

(1) Represents the Company's weighted average ownership of the Operating Partnership for the period.
(2) The Company believes that funds from operations provides an additional indicator of the financial performance of the Company. Funds from operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles ("GAAP")) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs.

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WEEKS CORPORATION SUPPLEMENTAL INFORMATION ON CAPITAL EXPENDITURES AND LEASING COSTS
----------------------------------------------------------------------------------------
                                                         Three months      Three months
                                                            Ended             Ended
(Unaudited; in thousands)                               March 31, 1997    March 31, 1996
----------------------------------------------------------------------------------------
Development and land acquisition activity/(1)/               $20,591            $7,540
Building acquisitions                                         17,698                --
Non-revenue-generating building improvements                      96               157
Tenant improvement and leasing costs
 on second-generation leases/(2)/                                933               704
Tenant improvement expenditures to be
 reimbursed by tenants                                            --               206
----------------------------------------------------------------------------------------
                                                             $39,318           $ 8,607
========================================================================================

(1) Includes first-generation leasing costs on stabilized development properties totaling $1,097,000 and $104,000 in the three months ended March 31, 1997 and 1996, respectively.
(2) Includes second-generation leasing costs totaling $557,000 and $186,000 in the three months ended March 31, 1997 and 1996, respectively.

Weeks Corporation                                                    Page 6 of 6